UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2014

TRANSMONTAIGNE PARTNERS L.P.

 (Exact name of registrant as specified in its charter)

Delaware	001-32505	34-2037221
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

1670 Broadway, Suite 3100, Denver, CO 80202

(Address of principal executive offices)

Registrant’s telephone number, including area code: 303-626-8200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 25, 2014, Jerry R. Masters, David A. Peters and Jay A. Wiese notified TransMontaigne Partners L.P. (the “Partnership”) of their intention to resign from the board of directors of TransMontaigne GP L.L.C., the general partner (the “General Partner”) of the Partnership, such resignations to be effective August 25, 2014.  Mr. Masters served as the Chairman of the Audit and Compensation Committees and as a member of the Conflicts Committee of the General Partner.  Mr. Peters served as the Chairman of the Conflicts Committee and as a member of the Audit and Compensation Committees of the General Partner.  Mr. Wiese served as a member of the Audit, Compensation and Conflicts Committees of the General Partner.

The forgoing individuals furnished the General Partner with a written correspondence concerning the circumstances surrounding their resignations, which is attached as Exhibit 17.1 hereto.

Item 9.01.  Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit No.	Description of Exhibit

17.1	Correspondence on Departure of Directors dated August 25, 2014.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TRANSMONTAIGNE PARTNERS L.P.

	By:	TransMontaigne GP L.L.C., its general partner

Date: August 26, 2014	By:	/s/ Michael A. Hammell
Michael A. Hammell Executive Vice President, General Counsel and Secretary

Exhibit No.	Description of Exhibit

17.1	Correspondence on Departure of Directors dated August 25, 2014.